Exhibit 23.1



TNX Television Holdings, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 17, 2004 relating to the consolidated financial statements of TNX Television Holdings, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP
Philadelphia, Pennsylvania

May 28, 2004